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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BRITESMILE, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRITESMILE, INC.

490 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 5, 2003

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the “Company”) will be held at the Marriott Hotel, Santa Rosa Room, 2355 North Main Street, Walnut Creek, California, 94596, on September 5, 2003, at 10:00 o’clock a.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

1.	To elect ten directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

2.	To approve the Board of Directors’ selection of Deloitte & Touche, LLP as the Company’s independent auditors; and

3.	To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on July 23, 2003 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 490 North Wiget Lane, Walnut Creek, California 94598, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,

John C. Dong, CFO and Secretary

Walnut Creek, California

August 12, 2003

BRITESMILE, INC.

Annual Meeting of Shareholders

Proxy Statement

BRITESMILE, INC.

490 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at the Marriott Hotel, Santa Rosa Room, 2355 North Main Street, Walnut Creek, California 94596, on September 5, 2003, at 10:00 o’clock a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company’s Secretary prior to the Annual Meeting, or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Action on a matter, other than the election of directors, is approved if the votes properly cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

The close of business on July 23, 2003 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 2,663,639 shares of the Company’s common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about August 12, 2003.

PROPOSAL 1—ELECTION OF DIRECTORS

As amended on July 23, 1999, the Company’s Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company’s Board of Directors consists of ten members, all of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

Anthony M. Pilaro

Mr. Pilaro has been a director of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited which maintains offices in Dublin, Ireland. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of Duty Free Shoppers Group Limited (“DFS”), the world’s leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia, and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

John L. Reed

Prior to joining the Company in June 1999 as its Chief Executive Officer, Mr. Reed was Chairman of the Pacific Retailing Division of DFS, where he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Gerald Poch

Mr. Poch has served as a director of the Company since May 2000. He is a Managing Director and co-head of the venture funds and the private equity funds managed by Pequot Capital Management, Inc. Previously, Mr. Poch was the Chairman, President, and CEO of GE Capital Information Technology Solutions, a technology solutions provider. Prior to that, Mr. Poch was a founder, Co-chairman and Co-president of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems, and its predecessor companies until its acquisition by GE Capital in 1996. Mr. Poch received his B.S. from the University of Connecticut Honors College and graduated cum laude with a J.D. from Boston University Law School.

Dr. Gasper Lazzara, Jr.

Dr. Gasper Lazzara, Jr. has served as a director of the Company since 2000. He served as Chairman of the Board and a director of the Orthodontic Centers of America, Inc. (“OCA”) from its inception in July 1994 through July 2000. He also served as Co-Chief Executive Officer of OCA from September 1998 to July 2000, and he served as Chief Executive Officer of OCA from July 1994 to September 1998. From 1989 to 1994, Dr. Lazzara served as President or Managing Partner of certain predecessor entities of OCA. He is a licensed orthodontist and, prior to founding OCA, maintained a private orthodontic practice for over 25 years. He is a member of the American Association of Orthodontists and is a Diplomat of the American Board of Orthodontists.

R. Eric Montgomery

Mr. Montgomery has been a director of the Company since May 1998. He is a consultant, researcher, and entrepreneur in the oral care and cosmetic products industries, and has been granted over 65 US and foreign patents since 1981. Previously, from November 1997 until May 1998, he served as an independent consultant to the Company through Applied Dental Sciences, Inc. Mr. Montgomery is also the Founding Manager and President of Oraceutical LLC, an organization which develops products and technologies for dentistry and consumer oral care. Oraceutical is currently engaged by the Company as an independent contractor to provide technology development services. Mr. Montgomery’s companies have provided consulting services to and developed products for oral care and pharmaceutical companies. Pursuant to an Asset Purchase Agreement, on July 23, 2003 BriteSmile Development, Inc., a wholly owned subsidiary of the Company, (“BDI”) acquired from Mr. Montgomery and his affiliates certain United States and foreign patents, patent applications, continuations, continuations-in-part, trade secrets, technologies, know-how, trademarks and trade names relating to human oral care. In connection with the asset purchase transaction, Mr. Montgomery became a director of BDI. Mr. Montgomery is also Managing Director of Oraceutical Acquisition LLC, a newly formed entity which holds certain other United States and foreign patents and intellectual property which are implicated by certain agreements between the Company, Mr. Montgomery and his affiliates, and a third party. See below under “Certain Relationships and Related Transactions—Acquisition of Certain Human Oral Care Intellectual Property,” and “Certain Relationships and Related Transactions—Consulting Agreements with Oraceutical.”

Bradford Peters

Mr. Peters has been a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters holds an MBA degree from Duke University.

Harry Thompson

Mr. Thompson has served as a director of the Company since December 1999. He is currently the President of The Strategy Group and Managing Director of Swiss Army Brands, Inc., where he has worked since 1989. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world’s leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson holds an MBA degree from Harvard Business School.

Peter Schechter

Mr. Schechter was appointed a director of the Company in July 1999. Mr. Schechter is a founder of Chlopak, Leonard, Schechter and Associates, an international communications consulting firm. Previously, Mr. Schechter was Managing Director in charge of international business at the Sawyer/Miller Group, specializing in the management of international financial issues, political campaigns and country image programs. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America and has extensive experience in the area of governmental relations. He is fluent in six languages.

L. Tim Pierce

Mr. Pierce, a certified public accountant, was appointed a director in February 2003. Mr. Pierce is currently serving as an Executive Vice President and the Chief Financial Officer and Corporate Secretary of SBI and Company in Salt Lake City, Utah. He joined SBI and Company in April 1998. Mr. Pierce worked for Mrs. Fields’ Original Cookies, Inc. from 1988 through 1998, where he served most recently as Mrs. Fields’ Senior Vice President, Chief Financial Officer, and Corporate Secretary. For twelve years from 1976 to 1988, Mr. Pierce served as an auditor with Price Waterhouse and Deloitte & Touche. Mr. Pierce received his Bachelor of Science in Accounting from Brigham Young University, Provo, Utah. Mr. Pierce is a former director of Mountain America Credit Union, a former director of various Mrs. Fields’ entities, and is currently a director of Lante Corporation and Scient Japan. Mr. Pierce is a member of the American Institute of Certified Public Accountants, and the Utah Association of Certified Public Accountants. Mr. Pierce is considered by the Company to be an audit committee financial expert.

Bruce Fleming

Mr. Fleming was named President and a director of the Company in June 2002. Prior to joining the Company, Mr. Fleming served as Senior Vice President Global Head of OTC for Novartis Consumer Healthcare, Inc. From 1981 through January 2001, Mr. Fleming worked with Johnson & Johnson in several capacities, including Worldwide Vice President over Consumer Oral and Wound Care Franchises for Johnson & Johnson Consumer Products Companies (November 1995 to October 1998), Worldwide Vice President – Wound Care for Johnson & Johnson Consumer Products Companies (October 1998 through April 1999), and Worldwide Vice President over Consumer Sector Business Development for Johnson & Johnson Consumer Companies, Inc. (April 1999 to January 2001). Mr. Fleming received a Master’s Degree in Public and Private Management from the Yale School of Organization and Management in 1985, and an AB Degree from Harvard College in 1979.

There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

DIRECTOR COMPENSATION

Outside directors of the Company (non-employees) receive options to purchase 20,000 shares of common stock per year for each year during which they serve as a director. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed.

MEETINGS OF THE BOARD OF DIRECTORS

The Company’s Board of Directors took action at four duly noticed meetings of the Board during the fiscal year ended December 28, 2002. Each nominee for director then serving as a director attended all of the Company’s meetings of the Board of Directors except Messrs. Montgomery and Hightower, who were not available for the Board meeting held on June 19, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee. Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee are Anthony Pilaro, John Reed, Gerald Poch, Bradford Peters, Harry Thompson, and Bruce Fleming.

The Company’s Executive Committee took action at four meetings during the fiscal year ended December 28, 2002. Each member of the Executive Committee then serving as a member of such committee attended all of the Company’s meetings of the Executive Committee except Mr. Thompson, who was not available for the Executive Committee meeting held on May 8, 2002.

Members of the Company’s Audit Committee are Gerald Poch, Bradford Peters, Harry Thompson and Tim Pierce. The Audit Committee held three meetings during the fiscal year ended December 28, 2002. Each member of the Audit Committee then serving as a member of such committee attended all of the Company’s meetings of the Audit Committee.

Members of the Company’s Compensation Committee are Gerald Poch, Bradford Peters, Harry Thompson and John Reed. Among other things, the Compensation Committee is responsible for and reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management of the Company and administers the Company’s 1997 Stock Option and Incentive Plan.

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BriteSmile’s Audit Committee (referred to as “we” and “us”) is composed of Gerald Poch, Bradford Peters, Harry Thompson and Tim Pierce, all independent directors of the Company. The Committee operates under a written charter. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel.

As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the board of directors the appointment of the independent auditors and review periodically their performance and independence from management.

The directors who serve on the committee are all “independent” for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers’ listing standards and National Market Marketplace Rules. That is, the board of directors has determined that none of them has a relationship to the Company that might interfere with their independence from the Company and its management.

The Committee has adopted a written charter setting out the functions of the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

This year, we reviewed the Company’s audited financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent auditors for the 52 weeks ended December 28, 2002, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of America.

We have received from and discussed with Deloitte & Touche the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 52 weeks ended December 28, 2002.

Management has advised us that the aggregate fees billed by Deloitte for its audit of the Company’s annual financial statements for the 52 weeks ended December 28, 2002, for review of financial statements included in quarterly reports during that period, and for other services as listed below, were as follows:

Audit fees	$177,182.00
Financial information systems design and Implementation fees	$0.00
Tax work	$20,635.00
Financial Consulting	$26,884.00

$224,701.00

We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Deloitte & Touche’s independence.

Members of the Audit Committee

Gerald Poch

Bradford Peters

Harry Thompson

Tim Pierce

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS

The following individuals serve as executive officers or significant employees or consultants of the Company:

NAME	AGE	CURRENT POSITION(S)[1]
John Reed	61	Chief Executive Officer and Director
Bruce Fleming	45	President
Paul Dawson	48	Chief Executive Officer of BriteSmile International Limited, a subsidiary of the Company
John C. Dong	50	Executive Vice-President, Chief Financial Officer and Secretary
Stephen Miller	56	Executive Vice-President, Manufacturing and Distribution
Anthony M. Pilaro	67	Chairman of the Board
John W. Warner	57	Research and Development Director
R. Eric Montgomery	47	Director; President of Oraceutical LLC, consultant to the Company
Robert Sieban	34	Executive V.P., BriteSmile Whitening Centers
Glenn J. Bonagura	45	Executive V.P., National Sales

(1)	All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.

Biographical information regarding John Reed, Anthony Pilaro, Bruce Fleming, and Eric Montgomery, each of whom currently also serves as a director of the Company, is included in this Proxy Statement under “Proposal 1–Election of Directors.” Biographical information regarding the other executive officers and significant consultants of the Company follows:

John C. Dong

Mr. Dong joined the Company as acting Chief Financial Officer in September 2002 and was appointed Chief Financial Officer and Executive Vice President on December 11, 2003. For 12 of the past 15 years prior to joining BriteSmile, Mr. Dong founded and grew a consulting firm specializing in acquisitions; turnarounds, IPO’s and divestitures. Mr. Dong’s extensive experience includes financial services, as well as broad knowledge of high tech development firms, venture capital, and high tech franchising. Prior to starting his consulting firm, Mr. Dong spent 7 years as a senior internal consultant with Wells Fargo Bank and led the IPO effort for San Francisco Federal Savings. Most recently he was the Chief Financial Officer and a Board Member of DV Capital, a diversified Venture Capital firm. Mr. Dong graduated form the University of California at Berkeley with a Bachelors Degree in Accounting and Finance. Mr. Dong also holds an MBA and earned his CPA credentials with Coopers & Lybrand, Int’l.

Paul Dawson

Mr. Dawson, prior to joining the Company’s subsidiary, BriteSmile International, as its Chief Executive Officer, was Chief Executive Officer of Camus International, a global marketer of luxury goods. During his nine-year tenure with Camus, he spearheaded an aggressive worldwide market expansion program of that company’s premium cognac products. Prior to Camus, Mr. Dawson held the position of Engagement Manager at McKinsey & Company, an international consulting firm. While at McKinsey, he advised a broad range of multinational consumer companies on international expansion strategies. Mr. Dawson has lived and worked in the United States, Europe, Asia and the Middle East. He holds masters degrees from Cambridge University and UC Berkeley, and an MBA from Stanford University.

Stephen Miller

In October 2000, Stephen Miller was appointed Executive Vice President, Manufacturing and Distribution. Prior to joining BriteSmile in May 1999 as its Executive Vice President, Real Estate and Construction, Mr. Miller was for 11 years Vice President of Facility Development for DFS. While at DFS, Mr. Miller was responsible for the development of the flagship retail gallerias, high-end boutiques, duty free stores and entertainment complexes in the U.S., Oceania and the Pacific. Prior to DFS, Mr. Miller was Senior Vice President of Commercial and Industrial Development for Castle and Cooke, Inc. where for 17 years he was responsible for commercial, industrial and retail development for Hawaii’s second largest private landowner.

Dr. John W. Warner

Dr. Warner accepted the position of Research and Development Director for the Company in May 1998. Dr. Warner is an experienced research and technology consultant and entrepreneur who was one of the leading contributors to the development of ophthalmic applications of laser technology. Dr. Warner leads the Company’s assessment of existing products and light-activated teeth whitening development efforts. Dr. Warner has served as a consultant to Northwestern University in the areas of technology development and commercialization. From March 1986 to December 1990 he was the founder and CEO of Taunton Technologies, Inc., a predecessor of VISX, Inc., engaged in the business of developing and manufacturing Excimer laser systems to perform ophthalmic surgery.

Glenn J. Bonagura

Mr. Bonagura joined the Company as Executive Vice President of National Sales effective June 1, 2003. Mr. Bonagura will be primarily responsible for expanding the Associated Center footprint in the U.S. and increasing productivity at the Associated Centers. Reporting to him will be a team of Regional Business Directors, the Associated Center Assist Desk servicing BriteSmile’s dental network and the BriteSmile Consumer Call Center. Mr. Bonagura brings over 20 years of experience in the dental and oral care industry, including senior positions at Microdental Laboratories and Oral B/Gillette where he was Vice President of Sales for the Dental Division and General Manager of 13 countries in Gillette’s Latin America Group.

Robert Sieban

Effective June 1, 2003, Robert Sieban joined BriteSmile as Executive Vice President, BriteSmile Whitening Centers. A veteran of the retail industry, Mr. Sieban will be responsible for growing BriteSmile’s Center Division. Mr. Sieban will also be responsible for retail sales of BriteSmile’s expanding proprietary oral care products. Mr. Sieban comes to BriteSmile with over 10 years retail experience including his most recent position as Senior Vice President of Retail Stores for Illuminations and positions at Pier 1 Imports and Sunglass Hut International.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 30, 2003, regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director or director nominee, and any other executive officer of the Company whose compensation is required to be reported in this Proxy Statement, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares(2)

Executive Officers and Directors

Paul Dawson 36 Fitzwilliam Place Dublin 2, Ireland	34,494	(3)	1.18%

John Dong 490 North Wiget Lane Walnut Creek, California 94598	2,667	(4)	*

Dr. Gasper Lazzara, Jr. Suite 28 5000 Sawgrass Village Circle Ponte Verda Beach, Florida 32082	39,276	(5)	1.43%

R. Eric Montgomery 29 Fairview Road P. O. Box 487 Monterey, Massachusetts 01245	102,276	(6)	3.72%

Bradford Peters Blackfin Capital, LLC 622 Third Avenue, 38th Floor New York, New York 10017	334,043	(7)	11.32%

Anthony M. Pilaro 36 Fitzwilliam Place Dublin 2, Ireland	1,640,031	(8)	49.29%

Gerald A. Poch Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880	325,048	(9)	11.78%

John L. Reed 490 North Wiget Lane Walnut Creek, California 94598	180,427	(10)	6.32%

Peter Schechter Chlopak, Leonard, Schechter & Assoc. 3021 O Street, N.W. Washington, D.C. 20007	6,050	(11)	*

Harry Thompson 169 E. 78th Street New York, New York 10021	12,131	(12)	*

Stephen Miller 490 North Wiget Lane Walnut Creek, California 94598	9,247	(13)	*

Bruce Fleming 490 North Wiget Lane Walnut Creek, California 94598	26,667	(14)	*

Rob Sieben 490 North Wiget Lane Walnut Creek, California 94598	2,500	(15)	*

Glenn J. Bonagura 490 North Wiget Lane Walnut Creek, California 94598	2,500	(16)	*

All Officers and Directors as a Group (14 persons)	2,715,357	(17)	71.3%

5% Beneficial Owners

LCO Investments Limited 7 New Street St. Peter Port Guernsey, Channel Islands	1,640,031	(8)	49.29%

Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	320,026	(18)	11.62%

Brad Peters c/o Blackfin Capital, LLC 622 Third Avenue, 38th Floor New York, New York 10017	334,043	(7)	11.32%

*	Constitutes less than 1%.

(1)	Include any options or warrants to purchase shares which are presently exercisable or exercisable within 60 days.

(2)	All percentages are calculated based upon a total number of shares outstanding which includes 2,730,306 shares of the Company issued and outstanding as of July 30, 2003, plus that number of options or warrants presently exercisable or exercisable within 60 days by the named security holder.

(3)	Includes 15,160 shares owned beneficially, and options to purchase 17,333 shares at $10.77 per share.

(4)	Includes options to purchase 2,667 shares at $6.60 per share.

(5)	Includes 26,160 shares held indirectly through OCAI Two Limited Partnership, warrants to purchase 8,091 shares at $6.00 per share, options to purchase 1,334 shares at $138.75 per share, options to purchase 2,357 shares at $75.00 per share, and options to purchase 1,334 shares at $4.95 per share.

(6)	Includes 84,398 shares owned beneficially, options to purchase 2,213 shares at $74.07 per share, options to purchase 13,334 shares at $56.25 per share, options to purchase 1,334 shares at $75.00 per share and options to purchase 1,334 shares at $4.95 per share.

(7)	Includes 113,639 shares owned of record and beneficially, warrants to purchase 25,471 shares at $75.00 per share, warrants to purchase 24,137 shares at $6.00 per share, the right to convert a note payable by the Company into 166,667 shares, options to purchase 1,462 shares at $37.50 per share, options to purchase 1,333 shares at $75.00 per share, and options to purchase 1,334 shares at $4.95 per share.

(8)	Includes 567,593 shares owned of record and beneficially by LCO Investments Limited (“LCO”), the right to convert a note payable by the Company into 416,667 shares, 99,927 shares held indirectly through Pde P Tech Limited, a subsidiary of LCO, 1,800 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 213,334 shares held by LCP II Trust, of which Mr. Pilaro’s wife is a beneficiary, 66,667 shares held by ACP II Trust, of which one of Mr. Pilaro’s adult sons not living in Mr. Pilaro’s household is a beneficiary, 66,667 shares held by CAP II Trust, of which one of Mr. Pilaro’s adult sons not living in Mr. Pilaro’s household is a beneficiary, 19,521 shares held by various trusts of which CAP is a co-trustee, 21,334 warrants to purchase shares at $75.00 per share held by LCO, 133,333 warrants to purchase shares at $15 per share held by LCO, 24,587 warrants to purchase shares at $6.00 per share, 1,334 warrants to purchase shares held by PdeP, also exercisable at $75.00 per share, 3,000 shares owned of record by the CAP Charitable Foundation and 4,267 shares owned of record by CAP Advisers Limited. LCO is a wholly owned subsidiary of the ERSE Trust. CAP is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, PdeP Tech Limited, AMP Trust, LCP II Trust, ACP II Trust, CAP II Trust, the CAP Charitable Foundation, and CAP Advisers Limited and the trusts indicated above of which CAP is co-trustee.

(9)	Includes 147,444 shares held of record by Pequot Private Equity Fund II, L.P., 73,723 shares held of record by Pequot Partners Fund, L.P., 73,722 shares held of record by Pequot International Fund, Inc., 1,333 shares held of record by Pequot Scout Fund, L.P., warrants held of record by Pequot Private Equity Fund II, L.P. to purchase 666 shares at $75.00 per share, warrants held by Pequot Private Equity Fund II, L.P. to purchase 11,236 shares at $6.00 per share, warrants held of record by Pequot Partners Fund, L.P. to purchase 333 shares at $75.00 per share, warrants held by Pequot Partners Fund, L.P. to purchase 5,618 shares at $6.00 per share, warrants held of record by Pequot International Fund, Inc. to purchase 333 shares at $75.00 per share, and warrants held by Pequot International Fund, Inc. to purchase 5,618 shares at $6.00 per share (Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc., and Pequot Scout Fund L.P. are referred to collectively as, the “Pequot Funds”), options held by Mr. Poch to purchase 1,333 shares at $138.75 per share, options to purchase 2,356 shares at $75.00 per share and options to purchase 1,333 shares at $4.95 per share. Mr. Poch is a Managing Director of Pequot Capital Management, Inc., which holds voting and dispositive power for all shares held of record by the Pequot Funds and may be deemed to beneficially own the shares held by the Pequot Funds. Mr. Poch disclaims beneficial ownership of the shares held of record by the Pequot Funds, except to the extent of his pecuniary interest therein.

(10)	Includes 53,698 shares owned beneficially, the right to convert a note payable by the Company into 83,334 shares, warrants to purchase 667 shares at $75.00 per share, warrants to purchase 5,394 shares at $6.00 per share, and options to purchase 36,667 shares at $37.50 per share.

(11)	Includes 2,048 shares owned beneficially in a Revocable Living Trust, options to purchase 1,334 shares at $168.75 per share, options to purchase 1,334 shares at $75.00 per share and options to purchase 1,334 shares at $4.95 per share.

(12)	Includes options to purchase from LCO 6,667 shares at $22.50 per share, options to purchase 1,334 shares at $140.63 per share, options to purchase 1,462 shares at $37.50 per share, options to purchase 1,334 shares at $75.00 per share and options to purchase 1,334 shares at $4.95 per share.

(13)	Includes 580 shares owned beneficially and options to purchase 8,667 shares at $41.25 per share.

(14)	Includes options to purchase 26,667 shares at $27.46 per share.

(15)	Includes options to purchase 2,500 shares at $16.81 per share.

(16)	Includes options to purchase 2,500 shares at $16.81 per share.

(17)	Includes exercisable options, warrants and convertible rights for 1,080,346 shares.

(18)	Includes 147,444 shares held of record by Pequot Private Equity Fund II, L.P., 73,723 shares held of record by Pequot Partners Fund, L.P., 73,722 shares held of record by Pequot International Fund, Inc., 1,333 shares held of record by Pequot Scout Fund, L.P., warrants held of record by Pequot Private Equity Fund II, L.P. to purchase 666 shares at $75.00 per share, warrants held by Pequot Private Equity Fund II, L.P. to purchase 11,236 shares at $6.00 per share, warrants held of record by Pequot Partners Fund, L.P. to purchase 333 shares at $75.00 per share, warrants held by Pequot Partners Fund, L.P. to purchase 5,618 shares at $6.00 per share, warrants held of record by Pequot International Fund, Inc. to purchase 333 shares at $75.00 per share, and warrants held by Pequot International Fund, Inc. to purchase 5,618 shares at $6.00 per share.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms furnished to it during the fiscal year ended December 28, 2002, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows:

Form 3 report of CAP Charitable Foundation filed December 20, 2002 to report a transaction dated April 16, 2002.

Form 3 report of CAP Charitable Foundation filed December 20, 2002, to report a transaction dated October 9, 2002.

Form 4 report of LCO Investments Limited filed December 23, 2002, to report a transaction dated October 9, 2002.

Form 4 report of Paul Dawson filed September 25, 2002, to report a transaction dated September 20, 2002.

The Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the fiscal year ended December 28, 2002, that has not been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during the nine-month transition period ended December 30, 2000 (the “Transition Period”), the fiscal year ended December 29, 2001 (“Fiscal 2001”), and the fiscal year ended December 28, 2002 (“Fiscal 2002”), to John Reed, the Company’s Chief Executive Officer, and to the Company’s four most highly compensated executive officers during Fiscal 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Awards
Name and Principal Position	Period	Salary ($)			Securities Underlying Options/ SARs (#)
John Reed, CEO	Fiscal 2002 Fiscal 2001 Transition Period		$225,000 252,600 125,000		0 0 0

Paul Dawson CEO, BriteSmile International, Ltd.	Fiscal 2002 Fiscal 2001 Transition Period	$ $	191,667 210,000 133,333		0 0 0

Bruce Fleming President(1)	Fiscal 2002		$175,000	(1)	0

Derek Correia ExecutiveVP, Marketing (2)	Fiscal 2002 Fiscal 2001		$400,079 96,726		0 0

Stephen Miller Executive VP, Manufacturing and Distribution	Fiscal 2002 Fiscal 2001 Transition Period		$150,000 231,789 143,750		0 0 0

(1) Mr. Fleming joined the Company as President and director in June 2002.

(2) Derek Correia resigned as Executive V.P., Marketing in June 2003.

The following table lists individual grants of stock options made during the Company’s last completed fiscal year as compensation for services rendered as an officer of the Company:

OPTION/SAR GRANTS IN FISCAL YEAR 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in FY 2002	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
John L. Reed	0	0	N/A	N/A	N/A	N/A
Paul Dawson	0	0	N/A	N/A	N/A	N/A
Bruce Fleming	66,667	53	58.50	05/31/12	0	0
Steve Miller	0	0	N/A	N/A	N/A	N/A
Derek Correria	3,333	3	70.50	03/01/12	0	0

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND DECEMBER 28, 2002 OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 28, 2002 (1) Exercisable/Unexercisable	Value of Unexercised In the Money Options at December 28, 2002 (1) Exercisable/Unexercisable
John L. Reed (2)	0	0	36,667/13,333	$0/$0

Paul Dawson (2)	0	0	0/0	$0/$0

Bruce Fleming	0	0	13,333/53,334	$0/$0

Steve Miller (2)	0	0	8,667/4,666	$0/$0

Derek Correria (2)	0	0	0/0	$0/$0

(1)	Potential unrealized value is calculated as the fair market value at December 28, 2002 ($5.40 per share), less the option exercise price, times the number of shares.

(2)	With respect to Messrs. Reed, Dawson, Miller and Correria, does not include an aggregate of 52,333 options voluntarily cancelled in September 2002, which have been regranted in March 2003 ($10.77 per share) in connection with the Company’s option re-pricing program.

EMPLOYMENT CONTRACTS AND

TERMINATION OF EMPLOYMENT ARRANGEMENTS

Certain of the Company’s executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company as follows:

John Reed

Pursuant to a letter agreement between the Company and John Reed dated January 20, 1999, Mr. Reed agreed to serve as Chief Executive Officer of the Company. The agreement provides that the Company will pay Mr. Reed $250,000 a year for his services. Mr. Reed also received options to purchase 50,000 shares of the Company’s common stock at the closing price on the date of the agreement, of which 43,333 have vested as of March 24, 2003. Mr. Reed’s employment began in June 1999. On March 24, 2000, Mr. Reed was granted options to purchase 16,667 shares of the Company’s common stock at the closing price on that date, of which 10,000 vested as of March 24, 2003.

Paul Dawson

BriteSmile International, Ltd. entered into an employment agreement with Paul Dawson on April 19, 1999. Under the terms of the agreement, Mr. Dawson has served as Chief Executive Officer of BriteSmile International, a wholly-owned subsidiary of the Company. The Company pays Mr. Dawson $16,666 per month for his services. Mr. Dawson is eligible for a bonus based on the number of paid teeth whitening procedures performed in a designated international area. The bonus will be paid in cash and Common Stock of the Company. In addition, Mr. Dawson received options to purchase 20,000 shares of the Company’s common stock at the closing price on the date of the agreement. Options to purchase 6,667 shares vested on the date of the agreement. The remaining 13,333 options vest in equal installments over five years.

Bruce Fleming

The Company entered into an employment agreement with Bruce Fleming on May 31, 2002. Under the terms of the agreement, Mr. Fleming has served as President of the Company. The Company pays Mr. Fleming an annual base salary of $350,000. Mr. Fleming is eligible for incentive bonuses if certain targets are met. In addition, Mr. Fleming received options to purchase 66,667 shares of the Company’s common stock. Options to purchase 13,333 shares vested on the date of the agreement; the remaining 53,334 options vest in equal installments over five years.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company’s Report on Form 10-K for the 52 weeks ended December 28, 2002, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company’s CEO. This Compensation Report discusses the Company’s compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the 52 weeks ended December 28, 2002.

The Committee is currently responsible for setting the Company’s policies regarding compensation and benefits, and administering the Company’s employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Compensation Policy

The Committee’s policy with respect to executive compensation has been designed to:

•	Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company’s industry;

•	Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

•	Use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company’s stockholders.

The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company’s Stock Option Plan, and (c) certain other benefits.

Components of Compensation

The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company’s performance, are discussed below:

•

Base Salary.  The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company’s senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company’s performance (to the extent such performance can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company’s executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company’s size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry. John L. Reed has served as the Chief Executive Officer of the Company since June 1999. For the nine-month transition period ended December 2000, and through 2001, Mr. Reed declined any increase in his base salary (which has remained at $250,000 per year since he commenced his service as CEO), notwithstanding his contributions toward the Company’s long-term strategic objectives, particularly his performance in leading the Company’s expansion in the prior year. Additionally, for the six months from January 2002 through June 2002, Mr. Reed agreed to a voluntary salary reduction to $200,000 annually. In July 2002, Mr. Reed’s salary returned to $250,000 annually. With respect to salary adjustments for other Company executives, Ms. Linda Oubre received a 14% salary increase for 2000, reflecting primarily changes in position and responsibilities and her contributions to the Company in connection with the execution of the Company’s long-term strategic initiatives. Ms. Oubre’s salary did not change in 2001. For the six months from January 2002 through June 2002, Ms. Oubre agreed to reduce her salary by $25,000 annually. In June 2002, Ms. Oubre retired as President, Center Division, and resigned as a member of the Board of Directors.

•	Incentive Compensation. As discussed above, a substantial portion of each executive officer’s compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock. In establishing the size of an executive’ opportunity for incentive compensation, including bonus and stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive’s level of responsibility and potential to influence or contribute to the Company’s operations and direction, and the quality of the executive’s long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor, nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

•	Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company’s industry.

Conclusion

The Committee believes that its policies further the shareholders’ interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

Respectfully submitted,

Compensation Committee:

Gerald Poch

Bradford Peters

Harry Thompson

John Reed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company’s CEO. During the Company’s nine-month transition period ended December 2000, the Company engaged in note purchase private financings with certain investors, including investors affiliated with Messrs. Poch and Peters. In March 2001 and again in March 2002, the Company also received certain working capital shortfall guarantees from existing shareholders and directors of the Company, including entities affiliated with Mr. Poch (2001), from Mr. Peters (2001 and 2002), and John Reed (2001 and 2002). In November 2002, the Company engaged in convertible note private financings with certain investors, including Messrs Peters and Reed. See “Certain Relationships and Related Transactions-Guarantees of Working Capital Shortfall,” below.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly cumulative total returns from the Company’s common stock, the Total Return Index for the Nasdaq Stock Market, and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business, as such industry information is monitored by Media General Financial Services, Richmond Virginia.

The graph assumes an investment on December 27, 1997 of $100 and reinvestment of all dividends, if any, into additional shares of the same class of equity, if applicable to the stock or index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition Of Certain Human Oral Care Intellectual Property

Effective July 1, 2003, the Company and its wholly-owned subsidiary, BriteSmile Development, Inc. (“BDI”), entered into an Asset Purchase Agreement (the “APA”) with R. Eric Montgomery (“Montgomery”) and certain entities owned and controlled by him (collectively, the “REM Group”). Montgomery is a member of the board of directors of the Company and one member of the REM Group, Oraceutical LLC, is engaged by the Company and BDI to provide technology development services.

Pursuant to the APA, effective on July 1, 2003 BDI acquired certain United States and foreign patents, patent applications, continuations, continuations-in-part, trade secrets, technologies, know-how, trademarks and trade names relating to human oral care (“HOC”) for a purchase price of $5 million ($6 million under certain contingencies), plus a 50% participation interest in royalties and infringement recoveries relating to the HOC intellectual property acquired from the REM Group. In addition, the REM Group conveyed certain other United States and foreign patents, patent applications, continuations, continuations-in-part, inventions, trade secrets, technologies, know-how, trademarks and trade names which are implicated by certain agreements between the Company, the REM Group and a third party to a new entity, Oraceutical Acquisition LLC, an entity owned and controlled by REM.

BDI agreed to pay the purchase price to the REM Group as follows:

(i)	$750,000 on May 9, 2003 in connection with the delivery to BDI of a license from the REM Group to certain patents for a static mixer device used in teeth whitening;

(ii)	$1,000,000 on July 23, 2003, in connection with the closing of the APA;

(iii)	66,667 shares of Common Stock of the Company (the “Payment Shares”) issued to Montgomery on July 25, 2003; and

(iv)	for a period of up to 5 years, BDI will pay to Oraceutical Innovative Properties (“OIP”), a REM Group member, 5% of worldwide net revenues of the Company for a whitening crayon or pen product currently referred to as “BriteSmile to Go,” and 1% of worldwide net revenues of the Company or its affiliates for light activated teeth whitening or other in-office or chair side whitening procedures, until the aggregate of such payments, together with the initial cash payment of $1,750,000 and the value of the Payment Shares (calculated at $1,930,010) equals $5,000,000. BDI may pay OIP an additional $1 million pursuant to the foregoing formula if the REM Group fulfills certain contingencies.

With respect to third party infringement and/or licensing activities, BDI will pay the REM Group 50% of such recoveries after payment of legal fees incurred in prosecution of third party claims, all patent prosecution and maintenance costs, and certain other amounts.

Financing Arrangements for the APA

On April 29, 2003 the Company, BDI, LCO, and Montgomery entered into a letter agreement pursuant to which LCO agreed to loan a total of $2,000,000 to BDI to fund a portion of the purchase price contemplated by the APA.

LCO is the Company’s major shareholder. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director and Chairman of the Board of the Company, is Chairman of CAP Advisers Limited.

Pursuant to the letter agreement, LCO loaned an initial installment of $1,000,000 to BDI on May 9, 2003. BDI delivered a promissory note to LCO, with interest and principal due on May 9, 2008. Interest accrues at 200 basis points above the LIBOR as quoted by the Bank of Nova Scotia. The interest rate on the note is reset every thirty days at 200 basis points above then current Libor.

Pursuant to the letter agreement and related documents, LCO loaned to BDI an additional $1,000,000 on similar terms on July 23, 2003, the closing date of the APA.

The promissory notes issued to LCO by BDI are not convertible by their terms into shares of Company Common Stock. However, for its loans to BDI, LCO received warrants to purchase 133,333 shares of Common Stock of the Company. All warrants granted to LCO are exercisable at $15.00 per share. The Company guaranteed the promissory notes issued to LCO by BDI. The shares of Common Stock underlying the warrants granted to LCO are subject to certain limited “piggyback” registration rights in the event of future registered public offerings of Common Stock sold by the Company.

November 2002 Sale of Convertible Notes

On November 20, 2002, the Company sold to two investors in a private placement 2% convertible notes that are due and payable on November 20, 2005 (the “November 2002 Notes”) in a private placement. The November 2002 Notes are convertible into shares of common stock of the Company at a conversion rate of $6.00 per share. The two investors who purchased the November 2002 Notes, both affiliates of the Company, are: LCO ($2,500,000) and Bradford G. Peters ($1,000,000). The CEO of the Company funded an additional $500,000 in 2003 under the same terms, pursuant to his commitment to fund that amount dated November 20, 2002. Mr. Reed subsequently converted his $500,000 note into shares of Common Stock of the Company. LCO is the Company’s major shareholder. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. John L. Reed is a shareholder, the Chief Executive Officer, and a director of the Company. Brad Peters is a shareholder and a director of the Company.

LCO Properties Sublease

On December 1, 1999 the Company, as lessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with the Company’s principal shareholder, LCO. The Sublease covers approximately 4,821 square feet of space located in New York City for a Center. The sublease term is for ten years and calls for initial lease payments of $402,000 per year, subject to increase in the event of increases in the rent payable under the parent lease for the property between LCO Properties, Inc., and its lessor.

Public Relations Services Agreement

On April 7, 1999, the Company entered into a Letter Agreement with Chlopak, Leonard, Schechter and Associates (“CLS”), a public relations firm in Washington, D.C. Pursuant to the agreement, CLS provides public relations advice and serves as communications counselors to the Company for consideration of $18,000 per month, plus expenses. The agreement was entered into for a minimum of six months, and remains in force. Peter Schechter, a director of the Company, is one of three managing partners of CLS.

Oral Health Clinical Services Agreement

On March 24, 1999, the Company entered into a Consulting Agreement with Oral Health Clinical Services, LLC, (“Oral Health”) Salim A. Nathoo, and R. Eric Montgomery. Mr. Montgomery is a director of the Company. Pursuant to the agreement, Oral Health and Mr. Nathoo will devote their services to obtaining American Dental Association (ADA) Certification for the BriteSmile 2000 Tooth Whitening Procedure. The term of the contract is for two years or until ADA Certification, whichever is earlier. In consideration for the services, the Company issued options to purchase 20,000 shares of common stock at $17.8125 to Oral Health Clinical Services. Five thousand (5,000) options vested immediately and on October 31, 2001, another 5,000 options vested as a result of submission of clinical data to the American Dental Association (ADA), which resulted in a non cash expense of $305,000. The balance of 10,000 shares vested in July 2002. As a result of the final 10,000 shares vesting in July 2002, the Company recognized a non-cash expense of $217,000 during 2002.

Consulting Agreements with Oraceutical

On November 27, 2000, the Company entered into a Consulting Agreement with Oraceutical, LLC. R. Eric Montgomery, a director of the Company, is the founding Manager and President of Oraceutical. Pursuant to the agreement, Oraceutical provides technology development services to the Company for various light-activated teeth whitening products and procedures. In consideration for its services, Oraceutical, or its affiliates, have been paid $25,000 a month, plus options to purchase 13,333 shares of common stock, which are fully vested and remain outstanding and unexercised, exercisable at $56.25 per share.

Effective July 1, 2003, and pursuant to the APA described above under “Acquisition of Certain Human Oral Care Intellectual Property,” the foregoing Consulting Agreement was terminated and replaced by a new Consulting Agreement between BDI and Oraceutical Innovative Properties (the “BDI Consulting Agreement”).

The BDI Consulting Agreement provides for a five year term at a rate of $180,000 per year. Under the BDI Consulting Agreement, Montgomery agreed to consult exclusively for BDI and the Company in the HOC field. BDI will own all new HOC intellectual property arising from work under the BDI Consulting Agreement subject to payment to the REM Group of 5% of net retail and 3% of net wholesale revenues for each new product developed by Oraceutical for a term of ten years from the date of first commercial sale or, in cases where at least one patent claim issues that covers the new product, until the applicable patent expires.

At the end of the term of the BDI Consulting Agreement, BDI shall have a perpetual right of first disclosure as to all new HOC products invented by the REM Group and their successors and the right of first refusal to purchase or license such products. Should BDI elect to acquire such new HOC intellectual property, BDI will be required to fund certain portions of the research and development costs and to pay the REM Group 3% of net revenues for those products for ten years if there is no patent issued for those products or for the term of any patent which covers the products.

If during the term of the BDI Consulting Agreement, BDI and the REM Group create new products, BDI will own all new HOC intellectual property arising from such joint products and BDI will fund the third party intellectual property prosecution costs and third party clinical trials related to such new products. However, the REM Group will fund a portion of the research and development costs for the new product. BDI will also pay the REM Group an amount equal to 5% of the net retail and 3% of the net wholesale revenues for each new product arising from any of these development programs. Such amounts will be payable for each product for a period of ten years from the date of first commercial sale of that product or, in cases where at least one patent claim issues that covers that product, until the applicable patent expires.

EVL Lease Agreement

On December 29, 2000, as amended through January 2003, the Company secured a lease line of credit of up to $15 million from Excimer Vision Leasing L.P. (“EVL”). Anthony Pilaro, the Company’s Chairman, serves as Chairman of EVL. An affiliate of LCO Investments Inc., the Company’s largest shareholder, owns 70% of EVL.

In addition to providing working capital to the Company, the lease line of credit enabled the Company to place up to 1,755 new BS3000PB teeth whitening devices in Associated Centers in the U.S. Pursuant to the lease line agreement, EVL purchased from the Company 1,245 BS3000 teeth-whitening devices currently used in various Associated Centers in the United States for $5 million and immediately leased the assets back to the company. EVL leases all devices to the Company for a term of five years. The Company pays EVL a monthly rental for each device consisting of a fixed amount, plus a “variable rent” payment in the amount of $25 for each right to perform a procedure purchased by the Associated Center where the corresponding device is located. During Fiscal 2002 and Fiscal 2001, $2,150,000 and $2,680,000 respectively in rent expense was recorded relative to this lease arrangement. During Fiscal 2001, the Company utilized the remaining $10 million available on the lease line to purchase BS 3000PB devices for placement in Associated Centers.

On March 8, 2002, the Company and EVL amended their lease agreement to provide that the variable rent portion of the monthly rental payments during 2002, in the amount of $25 for each BriteSmile procedure, will be deferred and paid to EVL in twelve equal monthly installments beginning January 9, 2003, with interest payable on the deferred amount at a rate equal to LIBOR as quoted by The Bank of Nova Scotia for the applicable adjustment dates for deposits in U.S. Dollars for one month maturities, plus 200 basis points.

On September 18, 2002, the Company and EVL further amended their lease agreement to provide that all variable rent payments during 2002, in the amount of $25 for each BriteSmile procedure, will be deferred and paid to EVL on January 1, 2004, with interest payable on the deferred amount at a rate equal to LIBOR as quoted by The Bank of Nova Scotia for the applicable adjustment dates for deposits in U.S. Dollars for one month maturities, plus 200 basis points. All interest having accrued on Total Deferred 2002 Variable Rent was to be paid on January 9, 2003. Thereafter, accrued interest on account of Total Deferred 2002 Variable Rent was to continue to be payable on the 9th day of each month through December 9, 2003 and on January 1, 2004.

On January 1, 2003, the Company and EVL again amended their lease agreement to provide that the variable rent portion of the monthly payment due for payments during both 2002 and 2003, in the amount of $25 for each BriteSmile procedure, will be deferred and paid to EVL on January 1, 2004, with interest payable on the deferred amount at a rate equal to LIBOR as quoted by The Bank of Nova Scotia for the applicable adjustment dates for deposits in U.S. Dollars for one month maturities, plus 200 basis points. All such interest that accrued from March 12, 2002 to January 8, 2003 on account of the Total Deferred 2002 Variable Rent was paid on January 9, 2003. Thereafter such accrued interest on account of Total Deferred 2002 Variable Rent will continue to be payable on the 9th day of each month through December 9, 2003 and on January 1, 2004. All such interest that accrues on account of Total Deferred 2003 Variable Rent will be paid on the 9th day of each month commencing April 9, 2003 through December 9, 2003 and on January 1, 2004. In the event the Company is unable to meet its obligation to EVL on January 1, 2004, EVL has agreed to renegotiate a new repayment schedule, which would be mutually acceptable to both parties.

EVL Loan Agreement

On March 1, 2001, the Company borrowed $2.5 million from EVL for general working capital. The loan matures on May 10, 2006 and may be prepaid at any time without penalty. Payments under the loan consist of “fixed payments” of interest, “variable payments” of principal and interest and a “final payment” of principal. An initial fixed payment of $10,417 was paid on April 1, 2001. Additional fixed monthly payments of $12,500 are due during the loan period. Variable payments are $25 for each LATW procedure performed at the Company’s 14 Centers. For Fiscal 2002, Fiscal 2001 and the Transition Period variable payments totaled $717,000, $664,000 and $0, respectively, and the unpaid balance of the loan was $1,583,000 at December 28, 2002. The final payment, due at maturity will be the amount by which the aggregate of variable payments paid during the term of the loan is less than the original $2.5 million principal amount of the loan.

CAP Advisers Line of Credit

In December 2001, as amended in March and July 2002, and in January 2003, BriteSmile International, a wholly-owned subsidiary of the Company, entered into Credit and Security Agreements with CAP Advisers which provide for a $6.5 million line of credit facility of which $1.5 million is for the purchase of capital equipment. As of December 28, 2002, $4.7 million has been drawn on the line. Any principal advanced under the line of credit bears interest at a fluctuating rate equal to one year London Interbank Offered Rate plus 200 basis points, payable monthly. LCO Investments Limited is the Company’s major shareholder. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP.

Cap America Trust Center Loan

On May 7, 2003, Company and CAP America Trust entered into a Loan Agreement for $2.5 million to be used for capital expenditures and other specific revenue generating initiatives to be agreed and defined by BriteSmile and CAP America. The Company may make drawings on account of the loan from time to time during the draw down period beginning on May 7, 2003 and ending on May 10, 2006. Up to $1,700,000 of loan proceeds may be used for the specific revenue generating initiatives, and up to $800,000 for general working capital. Interest is fixed at 6%, payable monthly, with CAP America having the right to reset the interest rate to 200bps over 1 year London Interbank Offered Rate (“LIBOR”) after giving the Company 30 days notice. A variable fee payment based on the number of teeth whitening procedure performed at the Centers will commence on May 11, 2006, and continue until May 10, 2011. Variable fees will be payable 40 days after the end of the month in which the procedures are performed, except for fees due for April/May 2011, which will become payable on the maturity date. On July 28, 2003 the Company borrowed $370,626 under this loan.

LCO Investments Limited (“LCO”) is the Company’s major shareholder. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Anthony Pilaro, a director and Chairman of the Board of the Company, is also Chairman of CAP Advisers Limited. CAP America Limited is a co-trustee of CAP America Trust, the lender under the Center Loan described above. CAP America Limited is owned and controlled by LCO.

PROPOSAL 2 — APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors of the Company has selected the accounting firm of Deloitte & Touche, LLP (“Deloitte”) as the independent auditors for the Company for the 52 weeks ending December 27, 2003

Selection of Deloitte & Touche as Independent Public Accountants

On June 20, 2002, the Company engaged Deloitte as our independent public accountants to review our interim financial statements beginning with our fiscal quarter for the 13 weeks ended June 29, 2002, and to audit our financial statements beginning with the 52 weeks ending December 28, 2002. We terminated our relationship with our former independent public accountants, Ernst & Young LLP (“E&Y”), effective with the appointment of Deloitte. The dismissal of E&Y and the appointment of Deloitte were approved by the Company’s Audit Committee.

During the 52 weeks ended December 29, 2001; the transition period from April 2, 2000 to December 30, 2000; the 52 weeks ended April 1, 2000; and the interim period from to December 29, 2001 through June 20, 2002 (the date of dismissal of E&Y), there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused E&Y to make references in their reports to such disagreements.

E&Y’s reports on the financial statements of the Company for the 52 weeks ended December 29, 2001; for the transition period from April 2, 2000 to December 30, 2000; and for the 52 weeks ended April 1, 2000, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except as follows:

The report of E&Y for the 52 weeks ended December 29, 2001, as contained in the Company’s Annual Report on Form 10-K for that fiscal year (the “2001 Annual Report on Form 10-K”), noted that in year 2000 the Company changed its method of accounting for revenue recognition in accordance with guidance provided in SEC Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue Recognition in Financial Statements.”

As discussed in Note 3 to the Financial Statements included in the 2001 Annual Report on Form 10-K, the accompanying financial statements as of and for the 39 week transition period ended December 30, 2000 were restated to conform to the change in method of accounting for revenue recognition.

We provided E&Y with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether they agree with the above statements. A copy of such letter, dated July 2, 2002, was filed as Exhibit 16 to a Current Report on Form 8-K/A filed July 3, 2002.

At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Deloitte as the Company’s independent public accountants for the 2003 fiscal year. Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by Deloitte audit of the Company’s annual financial statements for the 52 weeks ended December 28, 2002 and for review of financial statements included in quarterly reports during that period, were $177,182.00.

Financial Information Systems Design and Implementation

In 2002, there were no fees billed by Deloitte for financial information systems design and implementation.

All Other Fees

The aggregate fees billed by Deloitte for all other non-audit services rendered during the 52 weeks ended December 28, 2002, were $47,519.00.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2003 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT

COPIES OF THE COMPANY’S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY—ATTENTION: JOHN C. DONG, SECRETARY, 490 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company’s Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on July 23, 2003. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

A copy of the Company’s 2003 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2004 Annual Meeting of Shareholders must be received by the Company by December 15, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present to the 2004 Annual Meeting.

MATERIAL INCORPORATED BY REFERENCE

The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 28, 2002, as filed with the Securities and Exchange Commission: Item 8, the Company’s Consolidated Financial Statements and associated notes; and Item 7, Managements Discussion and Analysis of Financial Condition and Results of Operations.

The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board’s recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors

John C. Dong, Executive Vice President, CFO, and Secretary

Walnut Creek, California

August 12, 2003

PROXY

BriteSmile, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Reed and John C. Dong and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record or beneficially by the undersigned on July 23, 2003, at the Annual Meeting of Shareholders to be held at the Marriott Hotel, Santa Rosa Room, 2355 North Main Street, Walnut Creek, California 94596, on September 5, 2003, at 10:00 o’clock a.m., local time, or at any postponement or adjournment thereof.

1.	Election of Directors.

FOR	WITHHOLD AS TO ALL	FOR ALL EXCEPT
☐	☐	☐

(INSTRUCTIONS: IF YOU MARK THE “FOR ALL EXCEPT” CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

Anthony M. Pilaro	John L. Reed	Gerald Poch	Bradford G. Peters
R. Eric Montgomery	Peter Schechter	Harry Thompson	Dr. Gasper Lazzara, Jr.
Bruce Fleming	L. Tim Pierce

2.	To approve and ratify the selection of Deloitte & Touche, LLP, as the Company’s independent auditors for the 52 weeks ending December 27, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3.

DATE:

Signature

Signature of joint holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE